Exhibit 5

Baker & Hostetler LLP Key Tower 127 Public Square, Suite 2000 Cleveland, OH 44114-1214 T 216.621.0200 F 216.696.0740 www.bakerlaw.com

September 13, 2018

The Progressive Corporation

6300 Wilson Mills Road

Mayfield Village, Ohio 44143

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Progressive Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) common shares of the Company, $1.00 par value per share (the “Common Shares”), (b) serial preferred shares of the Company, without par value, in one or more series (the “Preferred Shares”), (c) senior and subordinated debt securities of the Company, in one or more series (the “Debt Securities”), (d) receipts for depositary shares representing fractional interests in shares of any particular series of a class of the Preferred Shares (the “Depositary Shares”), (e) warrants to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares (the “Warrants”), (f) units consisting of one or more of the Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants or Purchase Contracts (as defined below) or any combination of such securities (the “Units”) and (g) purchase contracts for the purchase and sale of Common Shares, Preferred Shares, Debt Securities, Warrants or Units or any combination of such securities (the “Purchase Contracts”) (collectively, the “Securities”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.

The Progressive Corporation

September 13, 2018

The Debt Securities, if any, will be issued pursuant to (i) the Indenture dated September 12, 2018, between the Company and U.S. Bank National Association, as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) or (ii) a subordinated debt indenture between the Company and a trustee to be named and qualified later, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Indenture,” and together with the Senior Debt Indenture, the “Indentures”).

The Depositary Shares, if any, will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and the depositary as shall be named therein.

The Warrants, if any, will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant agent as shall be named therein.

The Purchase Contracts, if any, will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and the purchase contract agent as shall be named therein.

The Units, if any, will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and the unit agent as shall be named therein.

In rendering this opinion, we have reviewed such records, agreements, documents, certificates and other statements of governmental officials and other instruments as we deemed necessary to render this opinion. As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

In connection with our review, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the offer or sale of any Securities; (ii) a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each Indenture will be duly authorized, validly executed and delivered by the Trustees; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (vii) the genuineness of all signatures and the legal capacity of all signatories; (viii) the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; and (ix) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

The Progressive Corporation

September 13, 2018

Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

1. When (a) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such Common Shares proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, including upon conversion of Securities or exercise of Warrants, and (b) such Common Shares are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such Common Shares will be validly issued, fully paid and non-assessable.

2. Upon (a) designation of the relative rights, preferences and limitations of any series of Preferred Shares and approval of the terms of the offering thereof and related matters by the Board of Directors (or a duly authorized committee thereof or a duly authorized executive officer of the Company) in accordance with the Company’s Amended Articles of Incorporation (the “Articles of Incorporation”) and (b) the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Articles of Incorporation relating to such series of Preferred Shares, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Shares proposed to be sold by the Company, and when such shares of Preferred Shares are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Preferred Shares will be validly issued, fully paid and non-assessable.

3. When (a) the terms of any Debt Securities and of their issuance and sale have been duly established by the Board of Directors (or a duly authorized committee thereof or a duly authorized executive officer of the Company) in conformity with the applicable Indenture and any supplemental indenture; (b) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and (c) the Debt Securities have been issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, then such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4. When (a) the board of directors of the Company (or a duly authorized committee thereof or a duly authorized executive officer of the Company) has taken all necessary corporate action to approve the issuance and sale of Depositary Shares; (b) the Deposit Agreement has been duly executed and delivered; (c) the terms of such Depositary Shares and of their issuance have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares; and (d) the Depositary Shares have been issued, delivered and paid for as contemplated in the Registration Statement and any prospectus supplement relating thereto, then such Depositary Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The Progressive Corporation

September 13, 2018

5. When (a) the board of directors of the Company (or a duly authorized committee thereof or a duly authorized executive officer of the Company) has taken all necessary corporate action to approve a Warrant Agreement; (b) the Warrant Agreement has been duly executed and delivered; (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants; and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, then such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. When (a) the board of directors of the Company (or a duly authorized committee thereof or a duly authorized executive officer of the Company) has taken all necessary corporate action to approve the issuance and sale of Units; (b) the Unit Agreement has been duly executed and delivered; (c) the terms of the Units and of their issuance have been duly established in conformity with the Unit Agreement relating to such Units; and (d) the Units have been issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, then such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7. When (a) the board of directors of the Company (or a duly authorized committee thereof or a duly authorized executive officer of the Company) has taken all necessary corporate action to approve the issuance and sale of Purchase Contracts; (b) the Warrant Agreement has been duly executed and delivered; (c) the terms of such Purchase Contracts and of their issuance have been duly established in conformity with the Purchase Contract Agreement relating to such Purchase Contracts; and (d) the Purchase Contracts have been issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, then such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions expressed herein are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law) and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters of United States federal law and the laws of the States of New York and Ohio, and we express no opinion herein as to the laws of any other jurisdiction. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions.

The Progressive Corporation

September 13, 2018

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-3 relating to the Securities and the reference to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Baker & Hostetler LLP